EXHIBIT 23(b)

DRAFFIN & TUCKER
CERTIFIED PUBLIC ACCOUNTANTS
P.O. BOX 6
2617 GILLIONVILLE ROAD
ALBANY, GEORGIA  31702-0006
(912) 883-7878
FAX (912) 435-3152

September 23, 1998

                     INDEPENDENT AUDITORS' CONSENT


     We  consent   to  the   incorporation  by  reference   into  this
Registration Statement of Southwest Georgia Financial Corporation on Form S-3 of our report dated January 23, 1998.

     We also consent to the filing of this opinion as an exhibit to the Registration Statement and reference to us under the headings "Experts" therein.


/s/  Draffin & Tucker
Albany, Georgia

By:  /s/  William R. Rambo
     William R. Rambo, Partner